UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2021 (February 2, 2021)

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6649 Westwood Blvd. Orlando FL	32821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Notes

On February 2, 2021, Marriott Vacations Worldwide Corporation (the “Company” or “our”) sold to J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives (the “Representatives”) of the several initial purchasers (the “Initial Purchasers”), and the Initial Purchasers purchased from the Company, $500 million aggregate principal amount of the Company’s 0.00% Convertible Senior Notes due 2026 (the “Notes”), pursuant to a purchase agreement (the “Purchase Agreement”) between the Company and the Representatives.

In addition, pursuant to the Purchase Agreement, the Company granted the Initial Purchasers a 13-day option (the “Overallotment Option”) to purchase up to an additional $75 million aggregate principal amount of the Notes at the public offering price less the Initial Purchasers’ discounts. The Initial Purchasers exercised the Overallotment Option in full, and the Overallotment Option closed on February 3, 2021.

The Notes were offered in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to the initial purchasers for initial resale to persons reasonably believed to be qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act. The offer and sale of the Notes and the common stock of the Company, par value $0.01 per share (the “common stock”), issuable upon conversion, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell nor the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

In connection with the issuance of the Notes, the Company entered into an Indenture, dated February 2, 2021 (the “Indenture”), between the Company, Marriott Ownership Resorts, Inc. and the other guarantors party thereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The terms of the Notes are governed by the Indenture. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes mature on January 15, 2026, unless earlier repurchased or converted.

The Notes are unconditionally guaranteed, on a joint and several basis, by the Guarantors on a senior, unsecured basis. The Notes are our general senior unsecured obligations and rank equally in right of payment with all of our existing and future senior indebtedness, and senior in right of payment to all of our future subordinated debt. The Notes will be effectively subordinated to any of our existing and future secured debt to the extent of the value of the assets securing such debt, including the guarantees of borrowings outstanding under the Corporate Credit Facility (as defined below) and our 6.125% Senior Secured Notes due 2025 (the “2025 Secured Notes”). The Notes will be structurally subordinated to any existing and future indebtedness and any other liabilities and obligations of any of our subsidiaries that are not guarantors of the Notes. The guarantees will be the Guarantors’ general senior unsecured obligations and will rank equally in right of payment with all of the Guarantors’ existing and future senior indebtedness, and senior in right of payment to all of the Guarantors’ future subordinated debt. The guarantees will be effectively subordinated to any of the Guarantors’ existing and future secured debt to the extent of the value of the assets securing such debt, including any borrowings outstanding under the Corporate Credit Facility and the 2025 Secured Notes. The guarantees will be structurally subordinated to any existing and future indebtedness and any other liabilities and obligations of any of our subsidiaries that are not guarantors of the Notes. “Corporate Credit Facility” means our corporate credit facility consisting of a $900 million term loan facility which matures on August 31, 2025, and a revolving credit facility with a borrowing capacity of $600 million, including a letter of credit sub-facility of $75 million, that terminates on August 31, 2023.

Holders may convert their Notes under the following conditions at any time prior to the close of business on the business day immediately preceding October 15, 2025 in multiples of $1,000 principal amount, only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on March 31, 2021 (and only during such calendar quarter), if the last reported sale price of our common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock and the conversion rate on each such trading day; or

•	upon the occurrence of specified corporate events as described in the Indenture.

In addition, holders may convert their Notes, in multiples of $1,000 principal amount, at their option at any time beginning on or after October 15, 2025, and prior to the close of business on the second scheduled trading day immediately preceding the stated maturity date of the Notes, without regard to the foregoing circumstances.

The initial conversion rate for the Notes is 5.8476 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $171.01 per share of common stock, subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company may choose to pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock.

In addition, upon the occurrence of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of their Notes, in multiples of $1,000 principal amount, at a repurchase price of 100% of the principal amount of the Notes, plus any accrued and unpaid special interest, if any, to but not including, the repurchase date. If certain fundamental changes referred to as make-whole fundamental changes occur, the conversion rate for the Notes may be increased.

The events of default, as set forth in the Indenture, include:

•	default in any payment of interest on any Note when due and payable and the continuance of such default for 30 days;

•	default in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

•

failure by the Company to comply with its conversion obligations upon exercise of a holder’s conversion right under the Indenture and, in the case of a conversion to be settled in common stock, such failure continues for three business days;

•

failure by the Company to give a notice regarding a fundamental change, specified corporate transaction or make-whole fundamental change, in each case, when due and such failure continues for three (3) business days;

•	failure by the Company to comply with its obligations under the Indenture in respect of certain merger, consolidation and asset sale transactions;

•	failure by the Company to comply with certain of its agreements required under the Notes or the Indenture for 60 days after receipt of written notice in accordance with the Indenture;

•	default by the Company or certain of its subsidiaries with respect to indebtedness for money borrowed in excess of $75.0 million;

•	certain events of bankruptcy, insolvency, or reorganization involving the Company or certain of its subsidiaries;

•	entry of final judgments for the payment of $75.0 million or more against the Company or certain of its subsidiaries which are not paid, discharged or stayed within 30 days; and

•

the guarantees of certain of our subsidiaries cease to be in full force and effect (other than in accordance with the terms of the Indenture), or certain of our subsidiaries deny or disaffirm their obligations under the indenture or its guarantee.

If an event of default, other than an event of default involving the Company’s bankruptcy or insolvency, occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare 100% of the principal amount of, and accrued and unpaid special interest, if any, on all the

Notes then outstanding, to be due and payable immediately. If an event of default involving bankruptcy or insolvency events involving the Company occurs, then 100% of the principal amount of, and all accrued and unpaid special interest on, if any, all the Notes, will automatically become immediately due and payable without any notice or other action by the Trustee or any holder. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will consist exclusively of the right of the holders of the Notes to receive special interest on the Notes for up to 360 days following such failure.

Convertible Note Hedge Transactions

In connection with the offering of the Notes, the Company entered into privately-negotiated convertible note hedge transactions with respect to its common stock (the “Convertible Note Hedge Transactions”) with Bank of America, N.A., Credit Suisse Capital LLC, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association (the “Counterparties”) on January 27, 2021. The Company paid an aggregate amount of approximately $100.4 million to the Counterparties for the Convertible Note Hedge Transactions. The Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, approximately 3.4 million shares of the Company’s common stock, the same number of shares initially underlying the Notes, at a strike price that initially corresponds to the initial conversion price of the Notes (subject to adjustment in certain circumstances), and are exercisable upon conversion of the Notes. The Convertible Note Hedge Transactions will expire upon the maturity of the Notes.

The Convertible Note Hedge Transactions are expected generally to reduce the potential dilution to the common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of the converted Notes, as the case may be, in the event that the market price per share of the common stock, as measured under the Convertible Note Hedge Transactions, is greater than the strike price of the Convertible Note Hedge Transactions.

The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions.

Warrants

In addition, concurrently with the entry into the Convertible Note Hedge Transactions on January 27, 2021, the Company separately entered into privately-negotiated warrant transactions (the “Warrants”), whereby the Company sold to the Counterparties warrants to acquire, collectively, subject to anti-dilution adjustments, approximately 3.4 million shares of the Company’s common stock at an initial strike price of $213.7625 per share (subject to adjustment in certain circumstances), which represents a premium of 75% over the last reported sale price of the Company’s common stock of $122.15 on January 27, 2021. The Company received aggregate proceeds of approximately $70.2 million from the sale of the Warrants to the Counterparties. The Warrants were sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

The foregoing description of the Indenture, the Notes, the Convertible Note Hedge Transactions and the Warrants do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, the form of Note, the form of call option confirmation related to the Convertible Note Hedge Transactions and the form of warrant confirmation related to the Warrants, copies of which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to buy, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, and otherwise in accordance with applicable law.

Cautionary Note Regarding Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K and information incorporated by reference herein, constitute “forward-looking statements” within the meaning of federal securities laws. These forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company cautions you that these statements are not guarantees and are subject to numerous risks and uncertainties, such as the length and severity of the current COVID-19 pandemic and its effect on our operations; the effect of any governmental actions, including restrictions on travel, or mandated employer-paid benefits in response to the COVID-19 pandemic; the Company’s ability to manage and reduce expenditures in a low revenue environment; volatility in the economy and the credit markets, changes in supply and demand for vacation ownership products, competitive conditions, the availability of additional financing when and if required, and other matters disclosed under the heading “Risk Factors” contained in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and in subsequent SEC filings, any of which could cause actual results to differ materially from those expressed in or implied in this press release. These statements are made as of the date of issuance and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Indenture, dated as of February 2, 2021, by and among Marriott Vacations Worldwide Corporation, Marriott Ownership Resorts, Inc. and the other guarantors party thereto and The New York Bank of Mellon Trust Company, N.A., as trustee.

4.2	Form of 0.00% Convertible Senior Notes due 2026 (included as Exhibit A to Exhibit 4.1).

10.1	Form of Call Option Transaction Confirmation

10.2	Form of Warrant Confirmation

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated: February 3, 2021	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	President and Chief Financial Officer